Exhibit 10.1

March 1, 2024

Shirley Devlin-Lebow

Re: Terms of Employment

Dear Shirley:

This letter agreement (this "Agreement") will set forth the terms of your "at-will" term employment relationship with Everbridge, Inc., and/or any present or future parent, subsidiary or affiliate thereof (collectively, the "Company"). This Agreement hereby supersedes any and all previous agreements relating to your employment relationship with the Company. The terms of your position with the Company are as set forth below and will be effective only upon, and subject to, the signing of this Agreement and any other agreements or documentation required hereunder, by you and the Company as of the Commencement Date referenced below. Your employment shall commence on March 25, 2024 (the "Commencement Date"),unless you and the Company mutually agree on an alternative date.

1.
Employment.

(a)
Title and Duties. Subject to the terms and conditions of this Agreement, the Company will employ you, and you will be employed by the Company, on an "at-will" basis, as Chief Accounting Officer and such additional or different position or positions as the Company may determine in its sole discretion. You shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with your position, including but not limited to those described in Exhibit A attached hereto.

(b)
Full Time Best Efforts. For so long as you are employed hereunder, you will devote substantially all of your business time and energies to the business and affairs of the Company, and shall at all times faithfully, industriously and to the best of your ability, experience and talent, perform all of your duties and responsibilities hereunder. In furtherance of, and not in limitation of the foregoing, during the term of this Agreement, you further agree that you shall not render commercial or professional services of any nature, including as a founder, advisor, or a member of a board of directors, to any person or organization, whether or not for compensation, if such services would materially interfere with your duties under this Agreement, without the prior approval of the Chief Executive Officer in his sole discretion; provided, however, that nothing contained in this Section l(b) will be deemed to prevent or limit your right to (i) manage your personal investments on your own personal time or (ii) participate in religious, charitable or civic organizations in any capacity on your own personal time. As set forth above, your employment with the Company is "at-will," and, accordingly, either you or the Company may terminate your employment at any time, with or without cause, for any reason or no reason.

(c)
Location. Unless the parties hereto otherwise agree in writing, during the term of this Agreement, you shall perform the services required to be performed pursuant to this Agreement from your remote home office in the United States. In addition, the Company expects that you will travel to other domestic and international locations to meet with customers, prospects, and partners in connection with the Company's business.

2.
Compensation. During the term of your employment with the Company, the Company will pay you the following compensation:

(a)
Salary. As of the Commencement Date, you will be paid an annual salary of Three Hundred Thousand Dollars ($300,000), as may be increased from time to time as part of the Company's normal salary review process (the "Salary"). The Salary shall be prorated for any partial year of employment on the basis of a 365-day year. Your Salary will be subject to standard payroll deductions and withholdings, and payable in accordance with the Company's standard payroll practice as it exists from time to time.

(b)
Expenses. During the term of your employment, the Company shall reimburse you for all reasonable and documented expenses incurred by you in the performance of your duties, under this Agreement in accordance with Company policy.

(c)
Signing Bonus. If you join the Company, you will also be eligible to earn a one- time bonus of $50,000, less applicable withholdings (the "Sign-On/Retention Payment"). The Company will advance you the Sign-On/Retention Payment, prior to its being earned, within thirty (30) days after your Start Date. You will earn the Sign-On/Retention Payment if you remain continuously employed with the Company through the one-year anniversary of your Start Date. If your employment with the Company terminates for Cause or you voluntarily resign without Good Reason (as both terms are defined below) prior to the one-year anniversary of your Start Date, you agree to repay, within thirty (30) days of your last day of employment with the Company, the entire Sign-On/Retention Payment paid to you by the Company in advance of becoming earned.

(d)
Annual Performance Bonus. Your annual cash incentive bonus/variable compensation target ("Variable Compensation"), contingent upon the successful performance of all job duties, responsibilities, and mutually agreed upon objectives in accordance with the Company's Management Incentive Plan, will be forty percent of your annual salary (40%) ("Target Bonus"). Your annual Variable Compensation target for fiscal year 2024 and contingent upon the successful performance of all job duties, responsibilities, and mutually agreed upon objectives in accordance with the Company's Management Incentive Plan, will be pro-rated based on your start date. Subject to the terms of the Severance Plan (as defined below), the Target Bonus is not earned until paid and no pro-rated amount will be paid if your employment terminates for any reason prior to the payment date.

(e)
Restricted Stock Units and Performance Stock Units. Subject to the approval of the Board of Directors, you will be granted 20,000 RSUs. RSU grants vest over four years, with 25% vesting after year one and quarterly thereafter. Additional details will be provided upon Board approval. It is expected that the RSUs will be granted in the second quarter of 2024, in each case subject to your being an employee of the Company on the date of grant.

3.
Employee Benefits. As an employee of the Company, you will be eligible to participate in such Company-sponsored benefits and programs as are made generally available to other employees of the Company. This includes you paying for your portion of healthcare coverage and receiving the same 40l(k) match as other Company employees. You will receive the same cell phone stipend as other Everbridge executives. In addition, you will be entitled to (i) annually accrue vacation and/or sick time in accordance with the Company's vacation policy as established by the Board and as in effect from time to time. The Company reserves the right to change or eliminate any benefit plans at any time, upon notice to you.
(a)
Involuntary Termination. Your entitlement to any and all separation benefits in the event of a termination without "Cause" or a resignation for "Good Reason," shall be governed by the Everbridge, Inc. Severance Plan, dated August 5, 2022 (the "Severance Plan") in accordance with its terms, including all eligibility and release requirements. For purposes of this Agreement, "Cause" and "Good Reason" shall have the same definitions as those contained in the Severance Plan, provided, that the contemplated merger of the Company with Project Emerson Parent, LLC and Emerson Merger Sub, Inc. (the "Merger") and related transactions thereto, and any change in your responsibilities or duties caused by the Merger, will not constitute Good Reason under the terms of this Agreement or under the terms of your participation in the Severance Plan. Additionally, the Merger shall not constitute a "Change in Control" as such term is defined in the Severance Plan for purposes of determining whether any such involuntary termination occurred in a "Change in Control Determination Period" under the terms of the Severance Plan.
(b)
Voluntary Resignation. If you voluntarily elect to terminate your employment with the Company (other than under the circumstances described in Section 4(d) below), you shall not be entitled to any separation benefits.

(c)
Termination for Cause. If the Company or its successor terminates your employment for Cause, then you shall not be entitled to receive any separation benefits.

(d)
Termination for Death or Disability. If your employment with the Company is terminated by reason of death or disability, then, as a severance benefit, the Company shall continue to pay one-twelfth (1112th) of your Salary for a period of three (3) months, in accordance with the Company's normal payroll schedule and policy in effect from time to time. For purposes of this section, "Disability" shall mean your inability to perform your duties under this Agreement because you have become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when you become disabled, the term "Disability" shall mean your inability to perform your duties under this Agreement by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated you from satisfactorily performing all of your usual services for the Company for a period of at least ninety (90) days during any twelve (12) month period (whether or not consecutive) and is expected to continue to incapacitate you thereafter, not including any time during which you were on medical leave required by federal or state law. Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Disability for purposes of this Agreement.

4.
Mitigation. You shall not be required to mitigate the amount of any payment or benefits provided for in this Agreement by seeking other employment or otherwise. Further, the amount of any payment or benefits provided for in this Agreement shall not be reduced by any compensation earned by you as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company or otherwise.

5.
Conditions to Receipt of Severance or other Benefits Pursuant to this Agreement.

(a)
Release of Claims Agreement. Notwithstanding anything herein contained to the contrary, the receipt of any severance or other benefits pursuant to Section 4 of this Agreement ("Separation Payments'') is subject to your signing and not revoking a separation agreement and release of claims, based on the Company's standard form release, of any and all claims you may have against the Company and its officers, employees, directors, parents and affiliates, the requirements for which are further described in

Section 5 of the Severance Plan (the "Release"). No Separation Payments and benefits under this Agreement will be paid or provided until the Release becomes effective and irrevocable, and any such Separation Payments and benefits otherwise payable between the date of your termination of employment and the date the Release becomes effective and irrevocable will be paid on the date the Release becomes effective and irrevocable. .

(b)
Continued Compliance with Agreements. Your receipt of any Separation Payments or other benefits pursuant to this Agreement will be subject to, and contingent upon, your not being in breach of this Agreement and/ or the Inventions Agreement as of the date of your termination, and your continued compliance following the date of your termination with the terms of this Agreement, the Inventions Agreement and the Release, notwithstanding anything herein contained to the contrary.
6.
Confidential and Proprietary Information.

(a)
Confidential Information and Inventions Agreement. As a condition to the execution and effectiveness of this Agreement, you agree to abide by, the Company's Confidential Information and Inventions Agreement which you previously executed (the "Inventions Agreement"). In furtherance, and not in limitation of the provisions thereof, you agree, during the term hereof and thereafter, that you shall take all steps reasonably necessary to bold the Company's proprietary information in trust and confidence, will not use proprietary information in any manner or for any purpose except in connection with the performance of your services to the Company, and will not (other than in the performance of the services to the Company as herein contemplated) disclose any such proprietary information to any third party without first obtaining the Company's express written consent on a case-by-case basis.

(b)
Third Party Information. You understand that the Company has received, and will in the future receive, from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and use it only for certain limited purposes. You agree to hold Third Party Information in confidence and not to disclose to anyone (other than the Company's personnel who need to know such information in connection with their work for the Company) or to use, except in connection with the performance of your services to the Company, Third Party Information unless expressly authorized in writing by an officer of the Company.

(c)
Whistleblower Exception. Notwithstanding any provision of this Agreement to the contrary, including but not limited to this Section 7, you may report possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, and any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal law or regulation. You do not need the prior authorization from the Company to make any such reports or disclosures and you are not required to notify the Company that you have made such reports or disclosures.

7.
Covenant Not to Compete. In consideration of yow- employment, as well as the Signing Bonus, you agree that during the longer of (a) a period of two years beginning on the Commencement Date, or (b) the duration of your employment with the Company plus two years following the termination there-0f, you shall not, directly or indirectly (whether as an employer, operator, agent, independent contractor, consultant, owner, director, officer, shareholder, investor, partner (general or limited), joint venturer or any other relationship or relationships similar to any of the foregoing), anywhere in the world, except as specifically provided in this Section 8 below:

(a)
Restriction on Competitive Activities. Engage in any activities, perform any services or conduct, have an interest in or participate in any businesses that are competitive with any part of the business of the Company as currently conducted or as currently contemplated to be conducted (the "Business"), including without limitation, develop, create, license, sell, distribute or otherwise commercially exploit any product, service or methodology that has the same principal function or features as the Company's proprietary software products and related services that constitute the Business.

(b)
No Solicitation of Customers_ Solicit or divert away or attempt to solicit or divert away any customer of the Company in an effort to provide products or services to such customer which are competitive with the Business.

(c)
Restrictions on Relationships Involving Competitive Activities. Be engaged by, employed by, consult with, own any capital stock of, or have any financial interest of any kind in, any individual, person or entity, which conducts a business that is competitive with any part of the Business. Notwithstanding the preceding sentence, you may own, for investment purposes only, up to 1% in the aggregate of the outstanding stock or other equity interest of any entity that is competitive with the Business.

(d)
In the event that the Company undergoes a merger, acquisition or other business combination: (A) the restrictions of Section 8(a) would apply only to any product, service or methodology that has the same principal function or features as the Company's proprietary software products and related services that constitute the Business as of the date of such merger, acquisition or business combination; and (B) the restrictions of Section 8(c) would apply only to customers of the Company as of the date of such merger, acquisition or business combination.

8.
Covenant Not to Solicit. In consideration of your employment, as well as the Signing Bonus, during the longer of (a) a period of one year beginning on the Commencement Date, or (b) the duration of your employment with the Company plus one year following the termination thereof, you shall not, directly or indirectly (whether as an employer, operator, agent, independent contractor, consultant, owner, director, officer, shareholder, investor, partner (general or limited), joint venturer or any other relationship or relationships similar to any of the foregoing), anywhere in the world, cause, induce, solicit, recruit, hire or encourage or attempt to cause, induce, solicit, recruit, hire or encourage any person or entity that prior to the date hereof was an employee, subcontractor, contractor, agent, distributor, licensee, licensor or supplier of the Company to terminate, or otherwise change in any manner adverse to the Company or any of its affiliates, its relationship with the Company, or, hire or attempt to hire any person employed by the Company or any of its affiliates, provided that you may hire such employee if such employee's employment with the Company or any of its affiliates has been terminated involuntarily prior to date of hire by you.

9.
Arbitration.

(a)
Agreement to Arbitrate. Except as provided for any action arising out of any violation of the Inventions Agreement or as set forth in clause (b) below addressing excluded claims and remedies, you and the Company both agree that any disputes of any kind whatsoever arising out of or relating to the termination of your employment with the Company, including any breach of this Agreement, shall be subject to final and binding arbitration.

(b)
Excluded Claims, Relief and Enforcement. You understand that this Agreement does not prohibit you from pursuing an administrative claim with a local, state, or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers' Compensation Board, or the Department of Unemployment Assistance for unemployment benefits_ This Agreement does not preclude the Company from pursuing court action regarding any claims arising out of any breach of the Inventions Agreement or other claims not otherwise resulting from, or arising out of, the termination of your employment with the Company. Nothing in this Agreement prohibits either party from seeking injunctive or declaratory relief from a court of competent jurisdiction. Either the Company or you may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, with the exception of claims set forth in this clause or arising out of the Inventions Agreement, neither party shall initiate or prosecute any lawsuit or claim in anyway related to any arbitrable claim, including without limitation any claims as to the making, existence, validity, or enforceability of the agreement to arbitrate.

(c)
Procedure. You agree that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. ("JAMS"), pursuant to its employment arbitration rules and procedures (the "JAMS Rules"), which are available at www.jamsadr.com/rules-employment-arbitration. A neutral and impartial arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions related to discovery, prior to any arbitration hearing. You also agree that the arbitrator shall have the power to award any remedies available under applicable law. 1n the event that either party to this Agreement rejects a written offer to compromise from the other party, and fails to obtain a more favorable judgment or award, the arbitrator may award attorneys' fees and costs to the party that made the offer to compromise in an amount that the arbitrator deems appropriate, taking into consideration the attorneys' fees and costs (including expert fees) actually incurred and reasonably necessary to defend or prosecute the action. The arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law. You understand that the Company will pay the costs and fees of the arbitration that you initiate, but only those fees over and above the costs you would have incurred had you filed a complaint in a court of law. You agree that the arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based. You agree that any arbitration under this Agreement shall be conducted in Boston, Massachusetts.

(d)
Exclusive and Final Remedy. Except as provided by the JAMS Rules and this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between you and the Company. Accordingly, except as provided for by the JAMS Rules and this Agreement, neither you nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Nothing in this Agreement or in this provision is intended to waive the provisional relief remedies available under the JAMS Rules.

(e)
Prohibition of Group Actions. Claims must be brought in your individual capacity, not as a representative or class member in any purported class or representative proceeding. The arbitrator shall not consolidate claims of different employees into one proceeding, nor shall the arbitrator have the power to hear arbitration as a class action.

(f)
Voluntary Nature of Agreement. You acknowledge and agree that you are executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. You further acknowledge and agree that you have carefully read this Agreement and have asked any questions needed for you to understand the terms, consequences, and binding effect of this Agreement and fully understand it, including that you are waiving your right to a jury trial Finally, you acknowledge that you have been advised by the Company to seek the advice of an attorney of your choice before signing this Agreement and you agree that you have been provided such an opportunity.

10.
General.

(a)
Entire Agreement Amendment and Waiver. This Agreement, together with the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof, including but not limited to the offer letter between you and the Company dated March 1, 2024. The terms and provisions of this Agreement may be modified or amended only written agreement executed by the parties hereto. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given and will not constitute a continuing waiver or consent.

(b)
Notices. Any notice, request, instruction or other document required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the following address of such party or at such other address as such party may designate by ten

(10) days advance written notice to the other parties hereto in accordance with the provisions hereof:

If to the Company: Everbridge, lnc.

25 Corporate Drive

Burlington, MA 01803

Attention: Chief Executive Officer

with a copy to: Everbridge, Inc.

25 Corporate Drive

Burlington, MA 01803 Attention: General Counsel

If to you:

Shirley Devlin-Lebow

xxxx xxxx

(c)
Availability of Injunctive Relief. The parties hereto agree that, notwithstanding anything to the contrary herein contained, any party may petition a court for injunctive relief where either party alleges or claims a violation of this Agreement or the Inventions Agreement or any other agreement regarding trade secrets, confidential information, noncompetition, non-solicitation or assignment of inventions. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorney's fees.

(d)
Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved. You may not assign your rights and obligations under this Agreement without the prior written consent of the Company.

(e)
Governing Law. This Agreement, and the rights and obligations of the parties hereunder, will be construed in accordance with and governed by the law of the State of Texas, without giving effect to the conflict of law principles thereof.

(f)
Taxes. All payments to you under this Agreement shall be subject to all applicable federal, state and local withholding, payroll and other taxes.
(g)
Severability. The finding by an arbitrator or a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such arbitrator or court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear.

(h)
Interpretation: Construction. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel to the Company, but you have been encouraged to consult with, and have consulted with, your own independent counsel and tax advisors with respect to the terms of this Agreement. The parties acknowledge that each party and its counsel has reviewed and revised, or bad an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(i) Return of Company Property. Upon termination of this Agreement or earlier as requested by the Company, you shall deliver to the Company any and all equipment, and, at the election of the Company, either deliver or destroy, and certify thereto, any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies, extracts and summaries thereof, and any other material containing or disclosing any Third Party Information or Proprietary Information (as defined in the Inventions Agreement) of the Company.

(j) Survival. The provisions of Sections 4, 6, 7, 8, 9 and 10, and the provisions of the Inventions Agreement, shall survive termination of this Agreement.

(k)
Representations and Warranties. By signing this Agreement, you represent and warrant that (i) you are not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and (ii) your execution and performance of this Agreement shall not violate or breach any other agreements between you and any other person or entity, and

(iii) you have provided the Company with copies of any written agreements presently in effect between you and any current or former employer. You further represent and warrant that you will not, during the term hereof, enter into any oral or written agreement in conflict with any of the provisions of this Agreement, the agreements referenced herein and the Company's policies.
(l)
Confirmation of Employment Status. Prior to your first day of employment with the Company, and as a condition to such employment, you shall provide the Company with documentation of your eligibility to work in the United States, as required by the Immigration and Reform and Control Act of 1986.
(m)
Trade Secrets of Others. It is the understanding of both the Company and you that you shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including your former employers, nor shall the Company seek to elicit from you any such information. Consistent with the foregoing, you shall not provide to the Company and/or its affiliates, and the Company and/or its affiliates shall not request, any documents or copies of documents containing such information.

(n)
Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(o)
Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

EVERBRIDGE, INC.

Executive Employment Agreement - Counterpart Signature Page

If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours,

EVERBRIDGE, INC.

/s/ Dave Wagner

Name: Dave Wagner

Title: President & CEO

Date: 03/07/2024

ACCEPTED AND AGREED TO BY:

/s/ Shirley Devlin-Lebow

Shirley Devlin-Lebow

Exhibit A

Duties and Responsibilities

The CAO will be a key member of our finance leadership team and play a critical role in ensuring the integrity of our financial reporting and compliance. Reporting directly to the CFO, you will oversee all accounting functions, manage a team of skilled professionals, and provide strategic guidance to support the company's continued growth and success in the global marketplace. We are moving into a more profitable growth stage, so experience streamlining operations will be critical to success.

Responsibilities:

•
Financial Reporting and Compliance
o
Oversee the entire financial reporting process, including the preparation of quarterly and annual financial statements, ensuring they accurately reflect the company's financial position.
o
Manage the filing of all required SEC reports (10-K, 10-Q, 8-K) and ensure compliance with the Sarbanes-Oxley Act (SOX) requirements.
o
Collaborate with legal and compliance teams to stay up to date with regulatory changes and ensure timely compliance.

o
Continuously monitor and improve financial reporting processes for efficiency and accuracy.
•
Team Leadership and Development
o
Recruit, train and develop a high-performing accounting team capable of handling complex accounting issues and financial analysis.
o
Provide mentorship and coaching to team members, fostering professional growth and succession planning.
o
Establish clear performance metrics and objectives for the accounting team.
•
Risk Management and Internal Controls
o
Identify financial risks and implement strategies to mitigate these risks, ensuring the company's assets are safeguarded.
o
Maintain a strong system of internal controls, regularly assess control effectiveness, and recommend improvements as necessary.
o
Conduct risk assessments and recommend risk mitigation strategies.
•
Audit Management
o
Serve as the primary liaison with external auditors, managing the audit process from planning to completion, including the resolution of any audit issues.
o
Ensure audit findings are addressed promptly and effectively.
o
Develop and implement audit process improvements to streamline procedures.
•
Technical Accounting and Policy Development
o
Stay updated on evolving accounting standards and assess their potential impact on the company's financial reporting.
o
Develop and implement accounting policies and procedures in compliance with new accounting standards or changes in business operations.
o
Conduct training sessions for the finance and accounting team on new accounting standards.
•
Tax Management
o
Ensure accurate and timely tax filings, including income tax provisions, transfer pricing, and international tax compliance.
o
Optimize the company's tax strategies to minimize tax liabilities while ensuring compliance with tax laws.

o
Monitor changes in tax laws and regulations and provide guidance on their impact
•
Treasury and Cash Management
o
Manage cash flow and liquidity to support the company's operational needs and strategic initiatives.
o
Oversee banking relationships, debt agreements and investment activities.
o
Develop cash management strategies to optimize liquidity and maximize return on investments.
•
Financial Strategy & Planning
o
Work closely with the Finance team to support the development of financial strategies and long-term plans aligned with the company's growth objectives and market dynamics.
o
Analyze financial data to provide actionable insights and recommendations.
o
Contribute to the development of financial models and forecasts that support strategic decision making.
•
Mergers and Acquisitions (M&A)
o
Oversee the integration of acquired companies into the company's financial and accounting systems and processes.
•
Stakeholder Communication
o
Effectively communicate financial results trends and insights to the CFO and Executive Leadership team as needed.
o
Review financial presentations and reports for stakeholders.
•
Continuous Improvement
o
Drive process improvements and automation initiatives within the accounting function to enhance efficiency and accuracy.
o
Monitor emerging trends in accounting and finance technology to identify opportunities for innovation.
o
Lead cross-functional teams to implement process improvements and optimize financial systems.

Qualifications & Professional Experience:

•
Integrity is a key part of our core values. Must have demonstrated high ethical standards.
•
Experience in complex SaaS businesses using both cloud and on-premises technologies, including experience in a publicly traded company
•
Strong knowledge of GAAP and SEC reporting requirements
•
Substantial experience in technology and software. Security and/or compliance experience preferred.
•
Exceptional leadership and management skills.
•
Merger and acquisition integration experience.
•
Ability to mobilize stakeholders outside of his/her individual span of control.
•
An outstanding listener. Someone who facilitates an open exchange of ideas and fosters an atmosphere of open communication.
•
Proven ability to drive process improvements and implement best practices
•
Demonstrate strong people skills, including being perceived as genuinely caring, warm, empathetic, fair, motivating and positive.
•
Clear and direct communicator.